                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          FOX ENTERTAINMENT GROUP, INC.


         The name of the corporation (which is hereinafter referred to as the "Corporation") is "Fox Entertainment Group, Inc."

         The original Certificate of Incorporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on May 7, 1985, under the name "Twentieth Holdings Corporation." Such Certificate of Incorporation was amended on November 14, 1985 and August 11, 1998.

         This Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation has been duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I

         The name of this corporation (hereinafter called the "Corporation") is:

                          FOX ENTERTAINMENT GROUP, INC.


                                   ARTICLE II

         The purpose or purposes of this Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").



                                   ARTICLE III

         The name and address of the Corporation's registered agent in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805.

                                   ARTICLE IV

                                  CAPITAL STOCK

SECTION 1.  AUTHORIZED STOCK; NO PRE-EMPTIVE RIGHTS.

         The maximum number of shares of capital stock which this Corporation shall have authority to issue is one billion seven hundred fifty million (1,750,000,000) consisting of one billion (1,000,000,000) shares of class A common stock, $.01 par value per share (the "Class A Common Stock"), six hundred fifty million (650,000,000) shares of class B common stock, $.01 par value per share (the "Class B Common Stock") and one hundred million (100,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock."

         The holders of shares of capital stock now or hereafter outstanding shall have no pre-emptive right to purchase or have offered to them for purchase any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Corporation. The powers, preferences and rights and the qualifications, limitations and restrictions in respect of the shares of each class are set forth in the following sections.

SECTION 2.  PREFERRED STOCK.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide for the issuance of up to 100,000,000 shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series, and the relative rights, powers, privileges, preferences and limitations of the shares of such series.

         Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

SECTION 3.  COMMON STOCK.

A.       VOTING RIGHTS.

         Subject to applicable law and the rights of any outstanding series of Preferred Stock to vote as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a single class and shall have the following voting rights: (i) each share of Class A Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote; and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes upon all matters upon which stockholders shall have the right to vote, subject to Section 3.E.8. of this Article IV. The authorized number of shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any other class or series of outstanding stock) by the affirmative vote of the holders of Common Stock entitled to cast a majority of the total votes entitled to be cast by the holders of the Common Stock, voting as a single class, without a separate class vote of the holders of the Class A Common Stock.

         The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock, require proof as set forth in Section 3.E.8 of this Article IV that the shares of Class B Common Stock held by such holder have not been converted into shares of Class A Common Stock.

B.       DIVIDENDS AND DISTRIBUTIONS.

         Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the
             --------  -------
Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common Stock be split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately split, divided or combined.

         In the event of a transaction as a result of which the shares of Class A Common Stock are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), then from and after such Class A Conversion Event, a holder of Class B Common Stock shall be entitled to receive, upon the conversion of such Class B Common Stock pursuant to Section 3.E. of this Article IV, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Common Stock had occurred immediately prior to the record date (or if there is no record date, the effective date) of the Class A Conversion Event and if the securities, cash or other property that the Class A Common Stock may be converted into or exchanged for in a Class A Conversion Event is dependant upon the holder of the Class A Common Stock making an election, the holder of the Class A Common Stock had failed to make an election. This paragraph shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class A Conversion Event. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted after the
              --------  -------
record date for the payment of a dividend or other distribution on shares of Class B Common Stock but before such payment, then the record holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on the payment date notwithstanding the conversion thereof.

C.       OPTIONS, RIGHTS OR WARRANTS.

         Subject to Section 3.B. of this Article IV, the Corporation shall not, and shall not be entitled to, issue additional shares of Class B Common Stock, or issue options, rights or warrants to subscribe for or purchase additional shares of Class B Common Stock, except that the Corporation may make a pro rata offer to all holders of Common Stock of rights to subscribe for additional shares of the class of Common Stock held by them. The Corporation may make offerings of options, rights or warrants to subscribe for or purchase shares of any class or classes of capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to all the holders of the other class of Common Stock. All offerings of options, rights or warrants shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe or purchase at the same consideration per share.

D.       MERGER OR CONSOLIDATION.

         In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock; provided that, if such consideration shall consist in any part
                 --------
of voting securities (or of options, rights or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Corporation may provide in the applicable merger or such other agreement for the holders of shares of Class B Common Stock to receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options, rights or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

E.       CONVERSION OF CLASS B COMMON STOCK.

         1.       VOLUNTARY CONVERSION.

                  Each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time.

         2.       VOLUNTARY CONVERSION PROCEDURE.

                  At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the principal office of the Corporation or the office of any transfer agent for shares of Class A Common Stock of such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted, and as of such time, each Person (as hereinafter defined) named in such written notice as the Person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of the record holder.

         3.       AUTOMATIC CONVERSION.

                  (a) Subject to Section 3.E.3.(b) of this Article IV, in the event of any Transfer (as hereinafter defined) of any share of Class B Common Stock to any Person other than a Permitted Transferee (as hereinafter defined), such share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock.

                  (b) Notwithstanding anything to the contrary set forth in this
         Article IV, Section 3, a holder of shares of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class B Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledged Stock") due to the pledgee or its nominee; provided, however, that (i) such shares shall not be voted
                      --------  -------
         by or registered in the name of the pledgee and shall remain subject to the provisions of this Article IV, Section 3.E. and (ii) upon any foreclosure, realization or other similar action by the pledgee, such Pledged Stock shall automatically convert into shares of Class A Common Stock on a share for share basis unless all right, title and interest in such Pledged Stock shall be Transferred concurrently by the pledgee or its nominee or the purchaser in such foreclosure to a Permitted Transferee.

                  (c) The foregoing automatic conversion events described in this Article IV, Section 3.E.3 shall be referred to hereinafter as an "Event of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors or a duly authorized committee thereof in accordance with Article IV, Section 3.E.8 below.


         4.       AUTOMATIC CONVERSION PROCEDURE.

                  Any conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock which were so converted (the "Converted Class B Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class A Common Stock, together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

         5.       UNCONVERTED SHARES.

                  In the event of the conversion of less than all the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section 3.E., the Corporation shall execute and deliver to, or upon the written order of, the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

         6.       RETIRED SHARES.

                  Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Class B Common Stock.

       7.      RESERVATION.

               The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

       8.      DETERMINATION OF VOTING RIGHTS AND EVENT OF AUTOMATIC CONVERSION.

               The Board of Directors of the Corporation or a duly authorized committee thereof shall have the power to determine, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class B Common Stock. A determination by the Board of Directors of the Corporation or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of stockholders, or in connection with any written consent of stockholders, or as a condition to registration of transfer of shares of Class B Common Stock, or for any other purpose, the Board of Directors or a duly authorized committee thereof, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors or such committee deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred. If the Board of Directors or such committee shall determine that a holder has substantially failed to comply promptly with any request by the Board of Directors or such committee for such proof, the shares held by such holder shall be entitled to one (1) vote per share until such time as the Board of Directors or such committee shall determine that such holder has complied with such request. The Board of Directors or a duly authorized committee thereof may exercise the authority granted by this Article IV, Section 3.E.8 through duly authorized officers or agents of the Corporation.

       9.      DEFINITIONS.

       For purposes of this Article IV, Section E:

       (a)      Beneficial Owner.
                ----------------

                A Person shall be deemed the "Beneficial Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of, any share (i) which such Person has the power to vote or dispose, or to direct the voting or disposition of, directly or indirectly, through any agreement, arrangement or understanding (written or oral), or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

         (b)      Nominee.
                  -------

                  The term "Nominee" shall mean a Person that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

         (c)      Permitted Transferee.
                  --------------------

                  The term "Permitted Transferee" shall mean The News Corporation Limited, a South Australia corporation ("News Corporation"), its direct and indirect subsidiaries; any Person in which News Corporation or any successor thereof Beneficially Owns, directly or indirectly, at least 50% of the equity or the voting securities thereof; and any successor of any of the foregoing.

         (d)      Person.
                  ------

                  The term "Person" means any natural person, corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

         (e)      Transfer.
                  --------

                  The term "Transfer" shall mean any sale, transfer (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by operation of law or otherwise; provided, however, that (i) a pledge of any share made in accordance with the provisions of Article IV, Section 3.E.3.(b). and (ii) a grant of a revocable proxy, written consent or other authorization with respect to any share to a Person designated by the Board of Directors or management of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a "Transfer"; and provided, further, that in the case of any
                                  --------  -------
                  transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.

         10.      STOCK LEGEND.

                  The Corporation shall include a legend on the certificates representing shares of Class B Common Stock stating that such shares are subject to automatic conversion in certain circumstances as set forth in this Article IV, Section 3.E.

         11.      TAXES.

                  The issuance of a certificate representing shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock shall be made without charge to the holder of such shares for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the record holder of the shares of Class B Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

F.       LIQUIDATION.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Class A Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. In any such distribution, shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

                                    ARTICLE V

                        PURCHASE OF SHARES BY CORPORATION

         The Corporation may purchase any shares of outstanding capital stock of the Corporation or the right to purchase any such shares of capital stock from any holder thereof on terms and conditions established by the Board of Directors or a duly authorized committee thereof.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

SECTION 1.  NUMBER AND TERMS.

         Except as otherwise fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, the number of directors of the Corporation shall be determined by resolution adopted by a majority of the entire Board of Directors, but the number shall not be less than three. The term of each director of the Corporation shall expire at the next annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified. Except with respect to any directors elected by the holders of any class or series of Preferred Stock pursuant to the terms of this Restated Certificate of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or in the manner provided in the By-laws of the Corporation, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders. No decrease in the number of directors shall shorten the term of any incumbent director. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors need not be by written ballot.

SECTION 2.  VACANCIES.

         Except as otherwise provided for or fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, any vacancy on the Board of Directors of the Corporation resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of stockholders shall be filled only by the affirmative vote of (i) a majority of all the directors then in office, even though less than a quorum, or (ii) a duly appointed committee of the Board of Directors, but in any event not by the stockholders. Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office in accordance with this Restated Certificate of Incorporation or any applicable law or pursuant to an order of a court. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

SECTION 3.  NOTICE.

         Advance notice of nominations for the election of directors and business to be transacted at any stockholders meeting shall be given in the manner and to the extent provided in the By-laws of the Corporation.

SECTION 4.  REMOVAL.

         Except as otherwise provided for or fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, any director may be removed from office with or without cause but only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class.


                                   ARTICLE VII

                    STOCKHOLDER ACTION; NO CUMULATIVE VOTING

SECTION 1.  MEETINGS.

         Subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors by the Chairman of the Board or the Vice Chairman of the Board of the Corporation. Notwithstanding the foregoing, whenever the holders of any one or more outstanding series of Preferred Stock shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors establishing such series of Preferred Stock pursuant to Article IV of this Restated Certificate of Incorporation.


                                  ARTICLE VIII

                                     BY-LAWS

         The Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws of the Corporation. The stockholders of the Corporation may adopt, amend or repeal the By-laws of the Corporation but only by the affirmative vote of holders of at least a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders, voting together as a single class.


                                   ARTICLE IX

                                   AMENDMENTS

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.


                                    ARTICLE X

                    INDEMNIFICATION; LIMITATION OF LIABILITY.

SECTION 1.  INDEMNIFICATION.

         A. Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph B of this Section 1 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Paragraph A of this
Section 1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of
            --------  -------
expenses incurred by an indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.

         C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Section 1 shall be contract rights. If a claim under Paragraph A or B of this Section 1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 1 or otherwise, shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Section 1 shall not be exclusive of any right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

         F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

         G. Any repeal or modification of the foregoing provisions of this
Section 1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         H. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights and rights to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provision of this Article with respect to the indemnification and advancement of expenses to directors.

SECTION 2.  LIMITED LIABILITY.

         No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title B of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Section 2 is in effect shall be deemed to be doing so in reliance on the provisions of this Section 2, and neither the amendment or repeal of this Section 2, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section 2, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Section 2 are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitation or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.


                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 1.  SECTION 203 OF THE DGCL

         The Company hereby elects that it shall not be subject to Section 203 of the DGCL or any successor provision.

         IN WITNESS WHEREOF, Fox Entertainment Group, Inc. has caused this Restated Certificate of Incorporation to be signed by its Senior Executive Vice President this 6th day of November, 1998.

                                    Fox Entertainment Group, Inc.



                                    By: /s/ Arthur M. Siskind
                                        ---------------------
                                        Name: Arthur M. Siskind
                                        Title: Senior Executive Vice President